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                                             As filed pursuant to Rule 424(b)(5)
                                                under the Securities Act of 1933
                                                     Registration No. 333-117949

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED JANUARY 25, 2005

(TO PROSPECTUS DATED SEPTEMBER 23, 2004)

                                 $1,377,382,958
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2005-3CB
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-3CB

     This Supplement revises the Prospectus Supplement dated January 25, 2005 to the Prospectus dated September 23, 2004 with respect to the above captioned series of certificates as follows:

     On page S-55 of the Prospectus Supplement, the definition of "Priority Percentage" is hereby replaced with the following:

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-14 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the product of (a) 43.124901535% and (b) the Non-PO Pool Balance for loan group 1 as of the Due Date occurring in the calendar month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received on the group 1 mortgage loans in the Prepayment Period related to that prior Due Date).

RBS GREENWICH CAPITAL                                                  CITIGROUP
                       COUNTRYWIDE SECURITIES CORPORATION

                The date of this Supplement is January 28, 2005